GLOBAL CONDIMENTS, INC. SUBSCRIPTION AGREEMENT __________________, 2010

Global Condiments, Inc.
415 East Calder Way
State College, Pennsylvania 16801

Ladies and Gentlemen:

    1.   PURCHASE OF COMMON STOCK.   Intending to be legally bound , I hereby agree to purchase ________ shares of voting, $0.001 par value common stock (the "Shares") of Surface Coatings, Inc. (the "Corporation") for  ______________ U.S. Dollars (number of Shares to be purchased multiplied by $0.50). This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). I acknowledge that the Corporation reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Corporation in writing.

    2.   PAYMENT.   I agree to deliver to the Corporation immediately available funds in the full amount due under this Agreement, by cash or by certified, personal or cashier's check payable to the "Global Condiments, Inc." The money we raise in this offering before the minimum amount, $60,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The funds will not be commingled with any other monies, and if the minimum amount is not raised by the end of the offering period, September 1, 2010, all funds will be refunded immediately, without interest.

    3.   ISSUANCE OF SHARES.   The Shares subscribed for herein will only be issued upon acceptance by the Corporation as evidenced by the Corporation returning to the investor an executed Agreement acknowledging acceptance and upon satisfaction of the terms and conditions of the offering.

    4.   REPRESENTATION AND WARRANTIES.   I understand that the offering and sale of the Shares is registered under (i) the Securities Act of 1933, as amended (the "Securities Act"), and (ii) various States' Divisions of Securities in compliance with their administration and enforcement of the respective States' Blue Sky Laws and Regulations.  In accordance therewith and in furtherance thereof, I represent and warrant to and agree with the Corporation as follows: I am a resident of the State of ________________ as of the date of this Agreement and I have no present intention of becoming a resident of any other state or jurisdiction;

    5.   IRREVOCABILITY; BINDING EFFECT.   I hereby acknowledge and agree that the purchase hereunder is irrevocable, that I am not entitled to cancel, terminate or revoke this Agreement or any agreements of the undersigned hereunder and that this Agreement and such other agreements shall survive my death or disability and shall be binding upon and inure to the benefit of the parties and their heirs, executor, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and are binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

    6.   MODIFICATION.   Neither this Agreement not any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

    7.   NOTICES.   Any notice, demand or other communication which any party hereto may require, or may elect to give to anyone interested hereunder shall be sufficiently given if [a] deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested addressed to such address as may be listed on the books of the Corporation, [b] delivered personally at such address, or [c] delivered (in person, or by a facsimile transmission, telex or similar telecommunications equipment) against receipt.

    8.   COUNTERPARTS.   This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

    9.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement of the parties with respect to the subject matter  hereof, and there are no representations, covenants or other agreements except as stated or referred to herein.

    10.  SEVERABILITY.   Each provision of the Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

    11.  ASSIGNABILITY.   This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

    12.  APPLICABLE LAW.   This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as applied to residents of that state executing contracts wholly to be performed in that state.

INDIVIDUAL(S) SUBSCRIBER

IN WITNESS WHEREOF, I have executed this Agreement as of the ____ day of  ___________, 2010.

         Address:

___________________________________                                          ______________________________
Signature of Purchaser
                                                                                                                           ______________________________
___________________________________
Name(s) of Purchaser  (Please print or type)

ENTITY SUBSCRIBER

IN WITNESS WHEREOF, I have executed this Agreement as of the ______ day of  _________________, 2010.

                     Address:

____________________________                                                       ____________________________________
Entity
                        ____________________________________
______________________________
Signed By

Its: ___________________________

______________________________
Date

PURCHASE ACCEPTED FOR _____________SHARES:

Global Condiments, Inc.

By: ________________________________
       Charles C. Herlocher, II, President

Date: _______________________________